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                                                                  Exhibit (c)(9)



                              HOLOPHANE CORPORATION
                  FEE DEFERRAL PLAN FOR NON-EMPLOYEE DIRECTORS



Section 1. PURPOSE - This Plan is maintained primarily for the purpose of providing an arrangement for deferred director's fees for non-employee directors of the Company. Benefits under this Plan will be provided on an unfunded basis and will be paid as needed solely from the general assets of the Company.

Section 2. CERTAIN DEFINITIONS - As used in this Plan, the following capitalized terms shall have the meanings specified below.

           "Adjustment Date" means the last day of each Plan Year.

           "Alternate Investment Option(s)" means, for any Plan Year, the alternative investment options which the Company designates as being available for selection by Participants for purposes of establishing a Participant's Rate of Return for such Plan Year.

           "Beneficiary" means the person or persons designated in writing as such and filed with the Company at any time by a Participant. Any such designation may be withdrawn or changed in writing (without the consent of the Beneficiary), but only the last designation on file with the Company shall be effective.

           "Board" means the Board of Directors of the Company.

           "Company" means Holophane Corporation.

           "Deferred Director Fee Account" means the separate Deferred Director Fee Account established for each Participant pursuant to Section 3 of this Plan.

           "Effective Date" means November 10, 1994.

           "Participant" means, for any Plan Year, a member of the Board who is not an employee of either the Company or any of its subsidiaries.

           "Plan" means the Holophane Corporation Fee Deferral Plan for Non-Employee Directors, as reflected in this document, as the same may be amended or amended and restated from time to time after the Effective Date.

           "Plan Administrator" means the Company.

           "Plan Year" means the calendar year.

           "Rate of Return" means, for any Participant and for any Plan Year, the rate of return -- or, if appropriate, the effective aggregate rate of return -- which accrued on such Participant's Selected Investment Option(s) for such Plan Year.


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           "Selected Investment Option(s)" means, for any Participant and for any Plan Year, the Alternate Investment Option(s) which, not less than 15 days prior to the commencement of such Plan Year, the Participant notifies the Company in writing, on a form prescribed by the Company, that he has selected for purposes of establishing his Rate of Return for such Plan Year. If any such written notice is delivered to the Company, the Participant's Selected Investment Option(s) specified therein shall remain in effect from year to year until changed by subsequent written notice.

 Section 3.           DEFERRED DIRECTOR FEE ACCOUNTS

           A. Establishment of Deferred Director Fee Accounts. The Company will establish a Deferred Director Fee Account for each Participant.

           B. Election of Participant. For each Plan Year, if any, in respect of which the Company permits Participants to do so, each Participant may elect to have a portion -- not exceeding any amount limitations established by the Company from time to time -- of any director's fees which would otherwise have been paid to him with respect to such Plan Year allocated to his Deferred Director Fee Account and paid on a deferred basis pursuant to the terms of this Plan. To exercise such an election for any Plan Year, a Participant must advise the Company of his election, in writing, on a form prescribed by the Company (each, a "Deferral Notice") not less than 15 days prior to the commencement of the Plan Year.

           C. Company Allocations. Each time a Deferral Notice is submitted to the Company in accordance with Section 3.B. above, effective as of the Adjustment Date of the Plan Year in respect of which the Participant's election is made, the Company will allocate to the Participant's Deferred Director Fee Account, in accordance with the procedures specified in Section 3.D. below, the amount of director's fees specified in the Deferral Notice.

           D. Adjustment of Account Balances. Effective as of each Adjustment Date, the Company will adjust the balance of each Participant's Deferred Director Fee Account as follows:

                   (i) first, the Company will allocate to the Account any amount called for under Section 3.C. above; and

                   (ii) then, the Company will allocate to the Account an amount equal to the product obtained when (a) the balance of the Account which exists immediately following the allocation made under paragraph 3.D. (i) is multiplied by (b) the Participant's applicable Rate of Return.

           E. Rights in Accounts. A Participant's only right with respect to his Deferred Director Fee Account (and amounts allocated thereto) will be to receive payments in accordance with the provisions of Section 4 of this Plan.

 Section 4.           DEFERRED FEES.

                  A. Payment of Benefits - General. If a Participant ceases to be a member of the Board for any reason, including the Participant's death, the Company will pay to such individual, in accordance with the provisions of Sections 4.B. and 4.C. below, deferred director's

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fees in an amount equal to (i) the balance contained in such individual's
Deferred Director Fee Account as of the date such individual ceases to be a member of the Board, plus (ii) such additional amounts as may be allocated to such Account pursuant to the provisions of Section 3.D(ii) of this Plan prior to distribution.

                  B. Timing on Payment of Benefits. Deferred Director Fees called for under Section 4.A. of this Plan will be paid by the Company (i) in substantially equal annual installments over a period of ten (10) years commencing on the first day of the Plan Year immediately following the Plan Year in which the Participant ceases to be a member of the Board, or (ii) under such other payment schedule as is mutually acceptable to the Company and the Participant; provided, that if, for any year, the amount which the Company is scheduled to pay is less than $5,000, the Company may pay in such year up to the lesser of $5,000 or the aggregate balance then contained in the individual's Deferred Director Fee Account.

                  C. Payment of Benefits Upon Death of Participant. In the event of the death of a Participant, either before or after payments have commenced under Section 4.B. above, payments called for under this Section 4 will thereafter be made to the Participant's Beneficiary or, if there is no Beneficiary, to the Participant's estate.

Section 5. NO TRUST -- Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, Beneficiary or other person.

Section 6. ASSIGNMENT OR ALIENATION -- The right of a Participant, Beneficiary or other person to the payment of a benefit under this Plan may not be assigned, transferred, pledged, or encumbered except by Will or by the laws of descent and distribution.

Section 7. PLAN ADMINISTRATION -- The Company will have the right to interpret and construe this Plan and to determine all questions of eligibility and of status, rights and benefits of Participants and all other persons claiming benefits under this Plan. In all such interpretations and constructions, the Company's determination will be based upon uniform rules and practices applied in a non-discriminatory manner and will be binding upon all persons affected thereby. Any decision by the Company with respect to any such matters, including without limitation, the Company's determination of applicable Rates of Return, will be final and binding on all parties. The Company will have absolute discretion in carrying out its responsibilities under this Section 7.

Section 8. UNSECURED AND UNFUNDED OBLIGATION -- There shall be no contributions required or permitted to be made by any Participant in this Plan. All payments of benefits shall be made directly from the general assets of the Company and the right of a Participant or Beneficiary to any payment of such benefits shall be solely that of an unsecured general creditor of the Company. No assets of the Company shall be set aside, earmarked, placed in trust or escrow, or represented as being specifically set aside to provide for Plan benefits.

Section 9. AMENDMENT OF THE PLAN -- The Company reserves the right to amend this Plan at any time, and from time to time, in any manner which it deems desirable; provided that no amendment will adversely affect the then accrued benefits of any Participant under this Plan.




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Section 10. TERMINATION OF THE PLAN -- The Company reserves the right to terminate this Plan at any time without providing any advance notice to any Participant; provided, that in the event of any such termination, the Company shall distribute to each Participant (or to such Participant's Beneficiary or estate, as applicable) on demand all amounts allocated to such Participant's Deferred Director Fee Account as of the date of termination.

Section 11. GENDER -- Any reference in this Plan made in the masculine pronoun shall apply to both men and women.

Section 12. GOVERNING LAW -- This Plan shall be construed in accordance with and governed by the laws of the State of Ohio.

           IN WITNESS WHEREOF, the Company has caused this Plan to be executed by a duly authorized officer as of the Effective Date.

                                             HOLOPHANE CORPORATION


                                             By: _________________________

                                             Its: ________________________





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                                  AMENDMENT TO
                             HOLOPHANE CORPORATION
                  FEE DEFERRAL PLAN FOR NON-EMPLOYEE DIRECTORS


WHEREAS, effective November 10, 1994, the Holophane Corporation ("Company") established the Holophane Corporation Fee Deferral Plan for Non-Employee Directors ("Plan"); and

WHEREAS, the Company wants to amend the Plan;

NOW, THEREFORE, effective June 1, 1999, ("Effective Date") the Plan is amended as follows:

1.       Section 2 is amended by the addition of the following new definition:

                  "Change of Control" means the occurrence of any of the following events after the Effective Date (i) the acquisition by any individual, entity or group [within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")] (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors ("Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control (A) any acquisition by the Company, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any Person who on the Effective Date was the beneficial owner of twenty percent (20%) or more of the combined voting power of the Voting Securities of the Company outstanding on such date; or (ii) a change in the composition of a majority of the Board of Directors of the Company within a three (3) year period, which change shall not have been approved by a majority of the persons then surviving as Directors who also comprised the Board of Directors of the Company immediately prior to the commencement of such period; or (iii) the consummation of any reorganization, merger or consolidation other than a reorganization, merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least sixty percent (60%) of the combined voting power of the Voting Securities of the Company or such surviving entity outstanding immediately after such reorganization, merger or consolidation; or (iv) the consummation of a plan of complete liquidation of the Company or of an agreement for the



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         sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company's assets.

2.       Section 3 is amended by the addition of the following new paragraph:

                  F. Each Participant may elect to defer any gain otherwise recognized on the exercise (in any manner permitted by the plan or program under which the option is extended) of any stock option issued to a Participant under any stock option or stock incentive plan or program maintained by the Company ("Stock Option"). If such an election is made, any gain that the Participant otherwise would have received on the exercise of the Stock Option will be credited to the Participant's Deferred Director Fee Account. To exercise such an election, a Participant must advise the Company of his election, in writing, by completing Part B of a Participation Agreement prior to the occurrence of any Change of Control.

3.       Section 4.B is amended to read, in its entirety, as follows:

                  B. Timing on Payment of Benefits. Prior to the occurrence of any Change of Control, deferred compensation benefits called for under
         Section 4.A. of this Plan will be paid by the Company (i) in substantially equal annual installments over a period of ten (10) years commencing on the first day of the Plan Year immediately following the Plan Year in which the Participant ceases to be a member of the Board, or (ii) under such other payment schedule as is mutually acceptable to the Company and the Participant; provided, that if, for any year, the amount which the Company is scheduled to pay is less than $5,000, the Company may pay in such year up to the lesser of $5,000 or the aggregate balance then contained in the individual's Deferred Director Fee Account. In the event of the occurrence of a Change of Control, with respect to each Participant, any deferred compensation benefits called for under Section 4.A. of this Plan which have not been paid as of the date of the Change of Control, shall be paid by the Company in full within 30 days following the date of the (i) Change of Control or
         (ii) Participant's termination as a member of the Board, whichever is later. However, a Participant may waive the accelerated distribution provision described in the preceding sentence by completing Part A of a Participation Agreement with the Company prior to the occurrence of any Change of Control. Also, the Company will distribute a lump sum amount equal to any amount that the Internal Revenue Service ("IRS") conclusively establishes the Participant had "constructively" received within the meaning of Code Section 451; however, the Participant receiving such a distribution is responsible for the payment of any income taxes due on that distribution and all interest and penalties that the IRS assesses in connection with that determination.

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4.       Section 4 is amended by the addition of the following new paragraph:

                  D. Acceleration of Distributions. At any time, a Participant or Beneficiary may accelerate the date his benefit is to be distributed by electing to receive a lump sum distribution of the amount then credited to his Deferred Director Fee Account. In this case, the electing Participant or Beneficiary will receive a distribution of 94% of the then-current total balance in his Deferred Director Fee Account. Notwithstanding anything contained herein to the contrary, if a Participant or Beneficiary elects to receive such a distribution, (i) the amount in question shall be distributed to the Participant or Beneficiary in one lump sum as soon as administratively feasible after receipt of the Participant's or Beneficiary's election; (ii) the Participant or Beneficiary shall forfeit all further rights to all such Accounts and all remaining balances therein; and (iii) the Participant or Beneficiary shall be precluded from participating in the Plan after such distribution. Amounts forfeited by a Participant or Beneficiary in accordance with this Section 4.D shall be returned to the Company.


5.       Section 5 is amended to read, in its entirety, as follows:

         Section 5. TRUST - The Company will establish the Trust as a source of Plan benefits. However, subject to the terms of the Trust Agreement, Trust assets will remain the property of the Company.


6.       Section 10 is amended to read, in its entirety, as follows:

         Section 10. TERMINATION OF THE PLAN - The Company reserves the right to terminate this Plan at any time without providing any advance notice to any Participant. However, no amendment may affect (i) the procedures then in effect for the adjustment of Account balances under the Plan,
         (ii) any Participant's right to exercise any election described in
         Section 3.B or 3.F or (iii) the waiver described in Section 4.B. Also, if it terminates the Plan, the Company may not accelerate the payment of any amounts allocated to such Participant's Deferred Director Fee Account as of the date of termination.

7.       New Section 13 is added to the Plan to read as follows:

         Section 13. SUCCESSOR COMPANY - If the Company dissolves into, reorganizes, merges into or consolidates with another business or is acquired in a manner that constitutes a Change of Control, the successor will continue the Plan and the Trust established under
         Section 5, the successor will be substituted for the Company under the terms of this Plan and the Trust. The substitution of the successor for the Company will constitute an assumption by the successor of all Plan liabilities and the



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         successor will have all of the powers, duties and responsibilities of the Company under the Plan and Participants and Beneficiaries will continue to enjoy all of the rights and benefits provided for in the Plan and the Trust.

         IN WITNESS WHEREOF, the Company has caused this Plan to be executed by a duly authorized officer effective as of the Effective Date.

                                             HOLOPHANE CORPORATION


Date: ________________                       By: _______________________

                                             Its: ______________________


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                              HOLOPHANE CORPORATION
                  FEE DEFERRAL PLAN FOR NON-EMPLOYEE DIRECTORS
                             PARTICIPATION AGREEMENT

This Participation Agreement supplements (but does not supercede) any earlier elections made with respect to the Holophane Corporation Fee Deferral Plan for Non-Employee Directors

Name: ___________________________________________________________

Soc. Sec. No.: __________________________________________________

Date of Birth: __________________________________________________

Address: ________________________________________________________

_________________________________________________________________


__________________________________  _____________________________
                  Date                        Signature

                                    _____________________________
                                         Name (please print)


Received by Company on: __________________

By: ______________________________________

      PART A ELECTION TO DEFER DIRECTOR FEES FOLLOWING A CHANGE OF CONTROL

Complete this portion of this form to defer payments that otherwise will be made upon a "Change of Control."

By completing this portion of this Participation Agreement, I elect to defer the cash benefits that I otherwise might realize on a "Change of Control" affecting the Company and agree that these amounts will be distributed from the Plan as provided by its terms.


__________________________________  _____________________________
                  Date                        Signature

                                    _____________________________
                                         Name (please print)


Received by Company on: ___________________

By: ______________________________________



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   PART B ELECTION TO DEFER GAIN ON THE EXCHANGE OF NONQUALIFIED STOCK OPTIONS

Complete this portion of this form to defer gain on the exchange of nonqualified stock options granted under the Holophane Corporation Incentive Stock Plan and the Holophane Corporation 1996 Incentive Stock Plan.

By completing this portion of this Participation Agreement, I elect to defer the gain that I otherwise might realize on the exercise in any manner permitted by the plan or program under which the option is extended) of nonqualified stock options under the Holophane Corporation Incentive Stock Plan or the Holophane Corporation 1996 Incentive Stock Plan. I understand, however, that I must follow the procedures described in Section 3.F. of the Plan.


__________________________________  _____________________________
                  Date                        Signature

                                    _____________________________
                                         Name (please print)


Received by Company on: ___________________

By: ______________________________________



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                        PART C DESIGNATION OF BENEFICIARY

Complete this portion of this form to name the person who is to receive any death benefits payable under the Plan.

(a)      Primary Beneficiary:

         I designate the following persons as my Primary Beneficiary or Beneficiaries to receive the portion of my Deferred Director Fee Account that is not distributed to me before my death. This benefit will be paid, in the proportion specified, to:

         ______% to _________________________________________________
                           (Name)                  (Relationship)

         Address: ___________________________________________________

         ______% to _________________________________________________
                           (Name)                  (Relationship)

         Address: ___________________________________________________

         ______% to _________________________________________________
                           (Name)                  (Relationship)

         Address: ___________________________________________________

         ______% to _________________________________________________
                           (Name)                  (Relationship)

         Address: ___________________________________________________

Note: You are not required to name more than one Primary Beneficiary but if you do, the sum of these percentages must equal 100 percent.

(b)      Contingent Beneficiary

If one or more of my Primary Beneficiaries dies before I die, I direct that any Plan death benefit that might otherwise have been paid to that Beneficiary:

         _____ Be paid to my other named Primary Beneficiaries in proportion to the allocation given above (ignoring the interest allocated to the deceased Primary Beneficiary); or


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         _____ Be distributed among the following Contingent Beneficiaries.

         ______% to _________________________________________________
                           (Name)                 (Relationship)

         Address: ___________________________________________________

         ______% to _________________________________________________
                           (Name)                 (Relationship)

         Address: ___________________________________________________

         ______% to _________________________________________________
                           (Name)                 (Relationship)

         Address: ___________________________________________________

         ______% to _________________________________________________
                           (Name)                 (Relationship)

         Address: ___________________________________________________


Note: You are not required to name more than one Contingent Beneficiary but if you do, the sum of these percentages must equal 100 percent.


__________________________________  _____________________________
                  Date                        Signature

                                    _____________________________
                                         Name (please print)


Received by Company on: __________________

By: ______________________________________






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                                     PART D
                                 ACKNOWLEDGMENT

         I acknowledge that (i) the Plan is unfunded and is maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees (as defined in the Employee Retirement Income Security Act of 1974, as amended) and that I have no right or claim to receive amounts credited to my Deferred Director Fee Account other than those specifically granted by the terms of the Plan and (ii) I am solely responsible for ensuring that the Company's files contain my current mailing address and that of my Beneficiary.

__________________________________  _____________________________
                  Date                        Signature

                                    _____________________________
                                         Name (please print)


Received by Company on: __________________

By: ______________________________________